                                  SCHEDULE 14C
                                 (RULE 14c-101)
                 INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
       INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Check the appropriate box:
[x]    Preliminary information statement    [ ]  Confidential, for use of the
                                                 Commission only (as permitted
                                                 by Rule 14c-5(d)(2))
[ ]    Definitive information statement

                      3CI COMPLETE COMPLIANCE CORPORATION
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[x]    No fee required.
[ ]    Fee computed on table below per Exchange Act Rules 14-c-5(g) and 0-11.
       (1)    Title of each class of securities to which transaction applies:


       (2)    Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


       (4)    Proposed maximum aggregate value of transaction:


       (5)    Total fee paid:

       [ ]    Fee paid previously with preliminary materials:

       [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)    Amount Previously Paid:

       (2)    Form, Schedule or Registration Statement No:

       (3)    Filing Party:        3CI Complete Compliance Corporation

       (4)    Date Filed:          April 11, 1997

                      3CI COMPLETE COMPLIANCE CORPORATION

                                 910 PIERREMONT
                                   SUITE 312
                          SHREVEPORT, LOUISIANA 71106


                                 APRIL 11, 1997


                       PRELIMINARY INFORMATION STATEMENT

       This Information Statement is being mailed to the stockholders of 3CI Complete Compliance Corporation (the "Company") commencing on or about April 11, 1997, in connection with the previous approval by the board of directors of the Company of the corporate actions referred to below and their subsequent adoption by the majority stockholder of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purpose of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of these corporate actions before they take effect. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

                                 ACTIONS TAKEN

       The Company, as authorized by the necessary approvals of the board of directors and the Company's majority stockholder, has approved the adoption of an amendment (the "Amendment") to the Company's Certificate of Incorporation, as amended, to (i) increase the authorized preferred stock, without par value ("Preferred Stock"), of the Company from 1,000 shares to 10,000,000 shares; and
(ii) increase the authorized common stock, par value $.01 per share ("Common Stock"), of the Company from 15,000,000 shares to 30,000,000 shares. A copy of the Amendment is attached hereto as Exhibit A. The Amendment was adopted to facilitate the conversion of $7,000,000 of debt (the "Debt Conversion") owed by the Company to Waste Systems, Inc. ("WSI"), the Company's largest stockholder, in exchange for 7,000,000 shares of the Company's Series A Convertible Preferred Stock (the "Series A Preferred Stock"). A copy of the Certificate of Designation of the Series A Preferred Stock is attached hereto as Exhibit B. The majority stockholder consent with respect to the Amendment, and the Debt Conversion, will take effect 20 days after the mailing of this Information Statement or on such other date as may be specified by the board of directors. A complete summary of each of these matters is set forth herein.

                             NO DISSENTERS' RIGHTS

       None of the corporate actions described in this Information Statement will afford to stockholders the opportunity to dissent from the actions described herein and to receive an agreed or judicially appraised value for their shares.

                                 THE AMENDMENT

PURPOSE OF THE AMENDMENT AND THE DEBT CONVERSION

       The Company has adopted the Amendment to increase its authorized capital stock from 1,000 shares of Preferred Stock to 1,000,000 shares and to increase its authorized Common Stock from 15,000,000 shares to 30,000,000 shares. The Amendment was adopted in connection with the Debt Conversion. The increase in authorized Common Stock will provide the Company sufficient Common Stock for issuance upon conversion of the Series A Preferred Stock, and for issuance in connection with any future financing activities or corporate acquisition using the Company's Common Stock. In addition, the Debt Conversion will enable the Company to remain in compliance with the continued listing requirements of the Nasdaq Small-Cap Market, which is the principal market upon which the Common Stock is traded.

       A company listed on the Nasdaq Small-Cap Market must maintain a capital surplus of at least $1,000,000 (the "Capital Surplus Requirement"). In addition, the common stock of a Nasdaq Small-Cap Market company must maintain a minimum bid price of at least $1.00 (the "Minimum Bid Price Requirement"), or as an alternative, maintain capital surplus of $2,000,000 and a market value of the company's public float of at least $1,000,000 (the "Alternate Bid Price Requirement"). On January 24, 1997, the Nasdaq Stock Market informed the Company that as of the Company's fiscal year ended September 30, 1996, the Company's capital and surplus was less than $1,000,000. The Nasdaq Stock Market informed the Company that the Company's Common Stock would be subject to de-listing effective on the close of business on February 7, 1997, unless the Company could provide information demonstrating that the Company currently meets and can maintain compliance with the Capital Surplus Requirement. On January 29, 1997, the Nasdaq Stock Market informed the Company that the Company was not in compliance with the Minimum Bid Price Requirement or the Alternate Bid Price Requirement. The Nasdaq Stock Market informed the Company that the Common Stock would be de-listed unless the Company could demonstrate compliance on or before the end of the 90 day period ended April 29, 1997.

       By letter dated February 7, 1997, the Company submitted a written plan to come into compliance with the Capital Surplus Requirement. By letter dated February 13, 1997, the Nasdaq Stock Market informed the Company that it had determined that the Company should be removed from listing because the Company's plan failed to demonstrate its ability to achieve and sustain compliance with the Capital Surplus Requirement. By letter dated February 19, 1997, the Company requested an oral hearing before the Nasdaq Stock Market regarding the de-listing of its Common Stock.

       On March 13, 1997, the Company attended an oral hearing before a panel of the Nasdaq Stock Market with respect to the Company's ability to comply with and sustain the Capital Surplus Requirement. At that hearing, the Company informed the Nasdaq Stock Market that WSI had agreed to convert $6,000,000 of the debt owed to WSI by the Company into 6,000,000 shares of the Company's Series A Preferred Stock. After such debt conversion, the Company would have a positive capital surplus of approximately $1.5 million, and therefore, the Company would be in compliance with the Capital Surplus Requirement. The Nasdaq panel noted that although the issue was not technically before the panel, the Company also had failed to maintain the Minimum Bid Price Requirement for continued listing, but that the Company could meet the Alternate Bid Price Requirement by converting an additional amount of WSI debt into Series A Preferred Stock and maintaining a $1,000,000 public float.

       After the Nasdaq hearing, WSI agreed to convert an aggregate of $7,000,000 of its debt from the Company into Series A Preferred Stock pursuant to the Debt Conversion. As a result, the Company will be in continued compliance with both the Capital Surplus Requirement and the Alternate Bid Price Requirement.

       The Debt Conversion cannot be completed until the Amendment has been filed with the Delaware Secretary of State. The Company has taken all action required under Delaware law to approve the Amendment, however, since stockholder approval of the Amendment was obtained by written consent rather than at a stockholders' meeting, the Exchange Act will not permit such filing until the expiration of 20 calendar days from the date hereof. Upon the expiration of such 20 day period, the Company will file the Amendment and the Certificate of Designation of the Series A Preferred Stock with the Delaware Secretary of State, and the Debt Conversion will be consummated.

FINANCIAL EFFECTS OF DEBT CONVERSION

       Set forth below in the consolidated balance sheet of the Company for the fiscal quarter ended December 31, 1996 and pro forma as of December 31, 1996 giving effect to the Debt Conversion as if the Debt Conversion had occurred on such date.

                                                                          Actual                                   Pro forma
                                                                    December 31,                                  December 31,
                                                                            1996      Conversion    Conversion        1996
                                                                   -------------    -------------  -------------  --------------
                          ASSETS

 Current Assets                                                    $                                              $
         Cash and cash equivalents                                            --                                             --
         Restricted cash                                                 130,000                                         130,000
         Accounts receivable, less allowances of                       5,148,725                                       5,148,725
         $1,003,441 at December 31, 1996 and
         December 31, 1996, respectively

         Inventory                                                        95,985                                          95,985
         Other current assets                                             88,442                                          88,442
                                                                   -------------                                  --------------
                Total current assets                                   5,463,152                                       5,463,152
                                                                   -------------                                  --------------
 Property, plant and equipment, at cost                               11,538,509                                      11,538,509
         Accumulated depreciation                                    (3,192,618)                                     (3,192,618)
                                                                   -------------                                  --------------
         Net property, plant and equipment                             8,345,891                                       8,345,891
                                                                   -------------                                  --------------
 Excess of cost over net assets acquired, net of                         380,993                                         380,993
 accumulated amortization of $56,238 at
 December 31, 1996
 Other intangible assets, net of accumulated                             331,012                                         331,012
 amortization of $93,190 at December 31, 1996
                                                                   -------------                                  --------------
         Total assets                                              $  14,521,048                                  $   14,521,048
                                                                   =============                                  ==============
                LIABILITIES AND SHAREHOLDERS EQUITY (DEFICIT)

 Current Liabilities:
         Bank overdrafts                                           $     422,077                                  $      422,077
         Notes payable                                                    67,479                                          67,479
         Current portion of long-term debt,                            1,055,263                                       1,055,263
         unaffiliated  lenders
         Accounts payable                                              2,266,587                                       2,266,587
 Accounts payable, affiliated companies                                  337,156                                         337,156
         Accrued liabilities                                           2,200,108                                       2,200,108
         Note payable majority shareholder                            10,134,497      (7,000,000)                     10,134,497
                                                                   -------------                                  --------------
                Total current liabilities                             16,483,167                                      16,483,167
                                                                   -------------                                  --------------
 Long-term debt unaffiliated lenders, net of                             700,900                                         700,900
          current portion
 Long-term debt majority shareholder,                                         --                                              --
         net of current portion
                                                                   -------------                                  --------------
                Total liabilities                                     17,184,157                                      17,184,157
                                                                   -------------                                  --------------
 Accrued stock put option                                              1,696,500                                       1,696,500
 Shareholders' Equity (deficit):
         Preferred Stock, no par value, authorized
         1,000,000 and 10,000,000 shares; issued and                                                  7,000,000        7,000,000
         outstanding none and 7,000,000 shares
         Common Stock, $.01 per value, authorized
         15,000,000 and 20,000,000 shares; issued and
         outstanding 9,900,311 and 9,900,311 shares at                    99,004                                          99,004
         December 31, 1996 and September 30, 1996,
         respectively
         Additional Paid-In Capital                                   20,108,745                                      20,108,745
         Accumulated deficit                                        (24,567,358)                                    (24,567,358)
                                                                   -------------                                  --------------
                Total Shareholders' equity (deficit)                 (4,359,609)                                       2,640,391
                                                                   -------------                                  --------------
         Total liabilities and shareholders' equity (deficit)      $  14,521,048                                  $   14,521,048
                                                                   =============                                  ==============

STOCKHOLDER APPROVAL PREVIOUSLY OBTAINED

       The Company has 9,900,311 issued and outstanding shares of Common Stock, each of which is entitled to one vote on any matter brought to a vote of the Company's stockholders. WSI owns 5,104,448 shares, or 51.6%, of all issued and authorized shares of the Company's Common Stock. By written consent dated March 12, 1997, WSI approved the adoption and implementation of the Amendment, such consent to take effect 20 days following the mailing of this Information Statement or on such other date as may be specified by the board of directors. Such action is sufficient to satisfy the applicable requirements of Delaware law that such actions be approved by stockholders. Accordingly, stockholders will not be asked to take further action on the Amendment at any future meeting. Stockholder approval is not required for the issuance of the Series A Preferred Stock.

                            SERIES A PREFERRED STOCK

       Effective 20 days after the date of this Information Statement, the Company's Certificate of Incorporation will be amended to authorize the issuance of up to 10,000,000 shares of Preferred Stock. The Board of Directors has designated 7,000,000 shares of the Preferred Stock as Series A Convertible Preferred Stock with the designations, rights, preferences, privileges and voting powers set forth below:

       DIVIDENDS. For so long as any shares of Series A Preferred Stock are outstanding, the Company shall not (i) purchase or redeem any shares of its Common Stock or (ii) declare, pay or set apart for any payment any dividend on its Common Stock. The holders of the Series A Preferred Stock shall be entitled to receive, when, and if declared by the Company's Board of Directors out of assets of the Company legally available for such payment, cumulative dividends from the second anniversary of the original issuance date of the Series A Preferred Stock, at the rate of $.0825 per share per annum, payable quarterly commencing with a payment on April 15, 1999. Such dividends are cumulative from the second anniversary of the original issuance date of the Series A Preferred Stock. Accruals of dividends do not bear interest.

       Before any dividends on, or any distribution in respect of, any class or classes of stock of the Company ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, shall be declared or paid or set apart for payment, and before any purchase or redemption of any such stock, the holders of Series A Preferred Stock shall have received payment in full of all dividends, if any, in arrears on the Series A Preferred Stock. No dividend shall be declared on any series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends unless there shall likewise be or have been declared a dividend on the Series A Preferred Stock.

       REDEMPTION.   The Series A Preferred Stock may be redeemed at any time
on or after the second anniversary of the original issuance date of the Series A Preferred Stock at the option of the Company in whole or, from time to time, in part, at a per share redemption price equal to $3.00, plus accrued dividends, if any. In case of redemption of only a part of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by lot.

       Any shares of the Series A Preferred Stock redeemed, purchased or otherwise acquired by the Company, or converted into Common Stock, shall be deemed retired and shall be canceled, and may not under any circumstances thereafter be reissued or otherwise disposed of by the Company.

       CONVERSION. The Series A Preferred Stock may be converted, at any time on or after the second anniversary of the original issuance thereof, into full shares of Common Stock based on a conversion ratio (the "Conversion Ratio") of Series A Preferred Stock to Common Stock based on a fraction, the numerator of which is equal to the Market Price (defined below) of the Common Stock on the date of the related Conversion Notice (defined below) minus $1.00, and the denominator of which is one, subject to such adjustments, if any, of the Conversion Ratio and the securities or other property issuable upon such conversion (the conversion ratio from time to time in effect being hereinafter referred to as the "Conversion Ratio"); provided, however, that if the Market Price of the Common Stock is less than $1.00, holders of the Series A Preferred Stock will not be entitled to a refund of the negative difference.

       To convert Series A Preferred Stock into Common Stock, a holder of Series A Preferred Stock must send to the Secretary of the Company a dated notice (a "Conversion Notice") setting forth the number of shares of Series A Preferred Stock to be converted, along with the certificate representing the Series A Preferred Stock to be converted. Upon receipt of a Conversion Notice and the surrendered certificate, the Company shall cause a certificate representing the Common Stock issued pursuant to such conversion to be delivered to the converting holder, along with a certificate representing any shares of Series A Preferred Stock that were not converted into Common Stock.

       All shares of Series A Preferred Stock that have not been redeemed or converted into Common Stock on or before the fifth anniversary of the original issuance of the Series A Preferred Stock, shall, without further action of the Company or any holder of Series A Preferred Stock, be automatically converted into Common Stock based on the Conversion Ratio then in effect.

       "Market Price" means (i) the closing sale price on the date of a Conversion Notice of a share of Common Stock as reported on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading or (ii) if not so listed, the average of the closing bid and ask prices for a share of Common Stock on that date as quoted on the Nasdaq National Market System or Nasdaq Small-Cap Market or (iii) if not quoted on Nasdaq, the average of closing bid and ask prices for a share of Common Stock as quoted by the National Quotations Bureau's pink sheets or the National Association of Securities Dealer's OTC Bulletin Board System. If the price of a share of Common Stock shall not be so quoted, "Market Price" shall mean the fair market value of a share of Common Stock as the holders of the Series A Preferred Stock and the Company shall mutually agree or, in the absence of such an agreement, as determined by an investment banking firm, with expertise in the Company's area of business, selected by the holders of the Series A Preferred Stock and approved by the Company, such approval not to be unreasonably withheld.

       The Conversion Ratio shall be subject to the following adjustments:

       (i) While any shares of Series A Preferred Stock are outstanding, in case the Company shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Ratio in effect immediately before such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest, then to the next lower, thousandth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective.


       (ii) No adjustment of the Conversion Ratio shall be made by reason of the issuance of shares of Common Stock in exchange for cash, property, or services.

       (iii) In case of any reclassification or change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Company with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Company, each holder of shares of the Series A Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such shares into the kind and number or amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Company into which such shares of the Series A Preferred Stock might have been converted immediately before such reclassification, change, consolidation, merger, sale, or conveyance; provided, that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof; and provided, further, that any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the shares of Common Stock of the Company.

       Fractional shares of Common Stock shall be settled in cash based on the Market Price of a full share of Common Stock determined in good faith by the board of directors of the Company.

       DISSOLUTION. In the event of the dissolution, liquidation or winding up of the affairs of the Company, whether voluntary or involuntary, or in the event of its insolvency, there shall be paid to the holders of the Series A Preferred Stock an amount equal to that which would have been payable if the Series A Preferred Stock had been redeemed on the date of such payment before any distribution of assets or payment shall be made to the holders of any other class of capital stock of the Company. If the assets of the Company available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of the Series A Preferred Stock of the full amount or amounts aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock then outstanding according to the number of shares held by each. After the amounts provided above have been paid or distributed, any assets remaining shall be paid to or distributed among the holders of Common Stock pro rata on a per-share basis.

       VOTING RIGHTS. Except as otherwise required by law or expressly provided for below, the holders of Series A Preferred Stock shall have no voting rights. If and when the Company shall be in default in the payment of dividends on the Series A Preferred Stock, and such default continues for a period of two fiscal quarters, then the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single class, shall become entitled to elect two directors of the Company, such additional directors to serve in addition to the directors then in office. Such right to elect additional directors may be exercised (i) by action taken by the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, (ii) at any annual meeting of stockholders or (iii) within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. Such additional directors shall serve until the next annual meeting and until their successors shall be duly elected and qualified, unless their term shall sooner terminate pursuant to the provisions of the Series A Preferred Stock. If a vacancy shall occur in the board of directors by reason of the death, resignation, or inability to act of any such additional director, such vacancy shall be filled only by vote of the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single class. Whenever a default in the Company's obligations to pay dividends on the Series A Preferred Stock has been cured, then the right of the holders of the Series A Preferred Stock to elect directors shall thereupon cease, and, if any such additional directors were elected by the holders of shares of Series A Preferred Stock, the term of such directors shall then terminate, and the number of directors constituting the whole board of directors shall be reduced by the number of such terminated directors. The above provisions for the vesting of such voting rights in the holders of Series A Preferred Stock shall apply, however, in case of any subsequent default under this subparagraph.

                               OTHER INFORMATION

PRINCIPAL STOCKHOLDERS

       The following table sets forth information concerning any person who was the beneficial owner of five percent or more of the Company's outstanding Common Stock as of March 15, 1997. The table also shows information concerning beneficial ownership by all directors, by each of the executive officers of the Company and by all directors and executive officers as a group.

                                                            Amount and Nature of             Percent
                                                            Beneficial Ownership*           of Class
                                                            --------------------            --------
 Waste Systems, Inc.(1)  . . . . . . . . . . . . . . .           5,104,448(2)                51.6(2)
         910 Pierremont, Suite 312
         Shreveport, Louisiana 71106

 River Bay Corporation . . . . . . . . . . . . . . . .             865,500(3)                 8.7%
         P.O. Box 13313
         Jackson, Mississippi 39236

 American Medical Technologies, Inc. . . . . . . . . .             680,818(3)                 6.9%
         5847 San Felipe, Suite 900
         Houston, Texas 77057

 Patrick Grafton . . . . . . . . . . . . . . . . . . .             235,916(3)                 2.4%
         120 Tradd Street
         Charleston, South Carolina 29401

 Charles D. Crochet(4) . . . . . . . . . . . . . . . .             110,709                    1.1%
         910 Pierremont, Suite 312
         Shreveport, Louisiana 71106

 Dr. Werner Kook . . . . . . . . . . . . . . . . . . .                   0                      0
         910 Pierremont, Suite 312
         Shreveport, Louisiana 71106

 Dr. Clemens Pues  . . . . . . . . . . . . . . . . . .                   0                      0
         910 Pierremont, Suite 312
         Shreveport, Louisiana 71106

 Jurgen Thomas . . . . . . . . . . . . . . . . . . . .                   0                      0
         910 Pierremont, Suite 312
         Shreveport, Louisiana 71106

 Curtis W. Crane . . . . . . . . . . . . . . . . . . .                   0                      0
         910 Pierremont, Suite 312
         Shreveport, Louisiana 71106

 All directors and executives as a group (5 persons) .             110,709                    1.1%

--------------------

* The number of shares beneficially owned by each director or executive officer is determined under rules of the Securities and Exchange Commission (the "Commission"), and the information is not necessarily indicative of beneficial ownership for any other purpose.

       Under such rules, beneficial ownership includes any shares as to which the individual has the sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days of the date hereof through the exercise of any stock option or other right. Unless otherwise indicated, each person has the sole investment and voting power (or shares such powers with his or her spouse) with respect to the shares set forth in the table.

(1) A schedule 13D dated April 17, 1995, reflects that Waste Systems, Inc. ("WSI") is the beneficial owner of 5,104,448 shares. Such Schedule 13D reflects that WSI is owned 50% by Rethmann V & B GmbH & Co., a German corporation controlled by members of the Rethmann family in Germany, and 50% by Gustav Dieter Edelhoff, Gustav Edelhoff, Heike Edelhoff-Kirchhoff and Heidemarie Edelhoff, members of the Edelhoff family in Germany. The Rethmann Family and the Edelhoff Family share voting and dispositive power with respect to the shares beneficially owned by WSI. The Company has been advised that the interests in WSI owned by the members of the Edelhoff family have been transferred to Lobbe Holding GmbH & Co., a German corporation controlled by members of the Edelhoff family.

(2) Does not include up to 7,000,000 shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

(3) Beneficial ownership determined based solely on filings made under the Exchange Act.

(4) Includes 6,500 shares held in the name of Mr. Crochet's son, Chase Crochet. Also included are 65,000 shares which Mr. Crochet has the right to acquire pursuant to the stock options.

CERTAIN TRANSACTIONS

       Set forth below is information concerning the direct and indirect interests in the transactions discussed in this Information Statement by each person who was a director or officer of the Company at any time since the beginning of the Company's last fiscal year.

       Dr. Werner Kook has served as chairman of the board of the Company since October 1995. Dr. Kook has served as a senior officer of various waste management companies controlled by the Rethmann family in Europe for the past five years. Members of the Rethmann family and its affiliates own 50% of the outstanding shares of capital stock of WSI.

       Jurgen Thomas has served as a director of the Company since February 1994. Mr. Thomas has served for over 15 years as chief financial officer of various companies associated with the Edelhoff family in Germany. The Edelhoff family and its affiliates own 50% of the outstanding capital stock of WSI.

       Dr. Clemens Pues has served as a director and vice president of the Company since October 1995. Dr. Pues has been working with the AIR Lippewerk Recycling GmbH, a wholly-owned subsidiary of the Rethmann Kreislaufwirtschaft GmbH & Co. KG, since September 1994.

MATERIAL INCORPORATED BY REFERENCE

       The audited balance sheets of the Company as of September 30, 1996, 1995 and 1994 and the related statements of operations, shareholders' equity (deficit) and cash flows for the three years ended September 30, 1996, are incorporated herein by reference to the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1996. The Company's unaudited consolidated balance sheets as of December 31 and September 30, 1996, and the related consolidated statements of operations and stockholder's equity (deficit) and cash flows for each of the three month periods ended December 31, 1996 and December 31, 1995, are incorporated herein by reference to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 1996.

OTHER MATTERS

       The annual report to stockholders covering the year ending September 30, 1996 has been mailed to each stockholder or accompanies this Information Statement.

                                           By Order of the Board of Directors


                                           /s/ CURTIS W. CRANE

                                           CURTIS W. CRANE

April 11, 1997

                                                                       EXHIBIT A

                           CERTIFICATE OF AMENDMENT
                                      TO
                         CERTIFICATE OF INCORPORATION
                                      OF
                     3CI COMPLETE COMPLIANCE CORPORATION


        3CI Complete Compliance Corporation (the "Corporation"), a corporation organized and existing under and by virtue of the Delaware General Corporation Law (the "DGCL"), does hereby certify:

        First: That the Board of Directors of the Corporation, by unanimous written consent pursuant to Section 141(f) of the DGCL, duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), declaring such amendment to be advisable and calling a meeting of the shareholders of the Corporation for consideration thereof. The amendment adopted provides as follows:

        That Article 4 of the Certificate of Incorporation shall be amended to read in its entirety as follows:

        "4. The total number of shares of stock which the corporation shall have authority to issue is 40,000,000 shares, of which 30,000,000 shares shall be common stock, par value $.01 per share, and 10,000,000 of which shares shall be preferred stock, without par value. The designations, rights, preferences, privileges and voting powers of the preferred stock, and any restrictions and qualifications thereof, shall be determined by the Board of Directors."

        Second: That such amendment was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

        Third: This Certificate of Amendment shall become effective upon the filing hereof in the Office of the Secretary of State of the State of Delaware.

        In Witness Whereof, the Corporation has caused this Certificate of Amendment to be duly executed by its President and attested to by its Secretary as of April 10, 1997.


ATTEST:                                  3CI COMPLETE COMPLIANCE CORPORATION


By:     /s/ Curtis W. Crane              By:    /s/ Charles D. Crochet
   -----------------------------            ----------------------------------
Name: Curtis W. Crane                    Name:  Charles D. Crochet
      Secretary                                 President

                                                                       EXHIBIT B

                     3CI COMPLETE COMPLIANCE CORPORATION

                         CERTIFICATE OF DESIGNATIONS

                                      OF

                           SERIES A PREFERRED STOCK


        We, Charles D. Crochet and Curtis W. Crane, the President and Secretary, respectively, of 3CI Complete Compliance Corporation, a Delaware Corporation (the "Corporation") do hereby certify that the following resolution of the Board of Directors of the Corporation has been duly adopted in accordance with authority expressly accorded to the Board of Directors by
Article 4 of the Certificate of Incorporation, as amended, of the Corporation (the "Certificate of Incorporation"), and in accordance with the provisions of
Section 151 of the Delaware General Corporation Law:

        Resolved, that the Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, hereby establishes a series of preferred stock of the Corporation, authorizes the issuance thereof, and hereby fixes the designations, rights, preferences, privileges and voting powers, in addition to those set forth in the Certificate of Incorporation, as follows:

        1. Designation of Series. Seven million shares of the preferred stock, without par value, of the Corporation shall constitute a series of preferred stock designated as Series A Preferred Stock (the "Series A Preferred Stock") with the designations, rights, preferences, privileges and voting powers set forth below:

        2.      Dividends.

                (a) The holders of Series A Preferred Stock shall not be entitled to receive any fixed dividends and shall be entitled to receive such cash dividends as may be declared from time to time by the Board of Directors in its discretion, from any assets legally available for the payment of dividends; however, for so long as any shares of Series A Preferred Stock shall be outstanding, the Corporation shall not (i) purchase or redeem any shares of its common stock, par value $.01 per share ("Common Stock"), or (ii) declare, pay or set apart for any payment any dividend on its Common Stock. Notwithstanding the foregoing, the holders of shares of Series A Preferred Stock shall be entitled to receive, when, and if declared by the Corporation's Board of Directors out of assets of the Corporation legally available for such payment, cumulative dividends from the second anniversary of the original issuance date of the Series A Preferred Stock, at the rate of $.0825 per share per annum, and no more, payable quarterly on the 15th day of May, August, November and February of each year, commencing with a payment on May 15, 1999, of dividends accrued from the second anniversary of the original issuance date of the Series A Preferred Stock. Such dividends shall be cumulative from the second anniversary of the original issuance date of the Series A Preferred Stock. Accruals of dividends shall not bear interest.

                (b) Before any dividends (other than dividends payable in capital stock ranking junior to the Series A Preferred Stock both as to dividends and upon liquidation) on, or any distribution in respect of, any class or classes of stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or upon liquidation, shall be declared or paid or set apart for payment, and before any purchase or redemption of any such stock, the holders of Series A Preferred Stock shall have received payment in full of all dividends, if any, in arrears on the Series A Preferred Stock. No dividend shall be declared on any series of preferred stock ranking on a parity with the Series A Preferred Stock as to dividends unless there shall likewise be or have been declared on the shares of Series A Preferred Stock at the time outstanding a dividend of like kind for all dividends periods coinciding with or ending before such dividend period, ratably in proportion to the respective annual dividend rates per annum fixed therefor as herein or in the Certificate of Incorporation provided.

        3. Redemption. The Series A Preferred Stock shall be subject to redemption by the Corporation as follows:

                (a) The shares of Series A Preferred Stock may be redeemed at any time on or after the second anniversary of the original issuance date of the Series A Preferred Stock at the option of the Corporation in whole or, from time to time, in part, in any such case at a per share redemption price equal to $3.00, plus accrued dividends, if any.

                (b) Notice of every redemption of Series A Preferred Stock shall be given by mailing notice not less than 30 days before the date fixed for such redemption to each holder of record of shares of Series A Preferred Stock so to be redeemed, and shall be sufficiently given if the Corporation shall cause a copy thereof to be mailed to such holders of record at their respective addresses as the same shall appear on the books of the Corporation, by first class mail, postage prepaid; provided, however, that the failure to mail such notice to one or more of such holders shall not affect the validity of such redemption as to the other holders.

                (c) In case of redemption of only a part of the Series A Preferred Stock at the time outstanding, the shares to be redeemed shall be selected by lot.

                (d) If any notice of redemption shall have been duly given or if the Corporation shall have granted to a bank or trust company irrevocable written authorization promptly to give or complete such notice, and if, on or before the redemption date specified therein, all funds necessary for such redemption shall have been deposited by the Corporation with the bank or trust company designated in such notice, in trust for the pro rata benefit of the holders of the shares so called for redemption, then, notwithstanding that any certificate for shares so called for redemption shall not have been surrendered for cancellation, from and after the time of such deposit (or from and after the redemption date if such notice shall fail to state that the holders of the shares so called for redemption may receive their redemption price at any time after such deposit) all shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding, and all rights with respect to such shares forthwith shall cease and terminate, except only the right of the holders of the certificates therefor, upon surrender thereof, to receive the redemption price thereof out of the funds so deposited, without interest, and the right to exercise, on or before the close of business on the date fixed for redemption, any privileges of conversion applicable to the Series A Preferred Stock. Any interest accrued on such funds shall be paid to the Corporation from time to time.

                (e) All funds so set aside or deposited, as the case may be, and unclaimed at the end of one year from such redemption date shall be released or repaid to the Corporation, after which the holders of the shares so called for redemption shall look only to the Corporation for the payment thereof; provided, however, that any funds set aside or deposited which shall not be required for redemption because of the exercise of any privilege of conversion after the date of setting aside or deposit, as the case may be, shall be released or repaid to the Corporation immediately after such exercise.

                (f) Any shares of the Series A Preferred Stock redeemed, purchased or otherwise acquired by the Corporation, or converted into Common Stock shall be deemed retired and shall be canceled and may not under any circumstances thereafter be reissued or otherwise disposed of by the Corporation, and the Corporation shall from time to time and at least once each year cause all such shares to be retired in the manner provided by law.

        4.      Conversion of Series A Preferred Stock.

                (a) The Series A Preferred Stock shall be convertible at the option of the record holder thereof, at any time after the second anniversary of the original issuance thereof, in whole, or from time to time in part, in the manner hereinafter provided, into Common Stock. Except as otherwise specifically provided herein, no payment or adjustment shall be made upon such conversion for dividends on any shares of Series A Preferred Stock which shall be converted or for the declaration or payment of any dividend on or other distribution in respect of any shares of Common Stock issuable upon such conversion.

                (b) The Series A Preferred Stock may be converted at any time on or after the second anniversary of the original issuance thereof, so long as the Market Price (defined below) equals or exceeds $1.25 per share, into full shares of Common Stock of the Corporation based on a Conversion Ratio (defined below) of Series A Preferred Stock to Common Stock based on a fraction, the numerator of which is equal to the Market Price (defined below) of the Common Stock on the date of the related Conversion Notice (defined below) minus $1.00, and the denominator of which is one, (the conversion ratio from time to time in effect being hereinafter referred to as the "Conversion Ratio"); provided, however, that the Conversion Ratio of Series A Preferred Stock to Common Stock shall never be greater than 3 to 1, subject to such adjustments, if any, of the Conversion Ratio and the securities or other property issuable upon such conversion pursuant to the provisions of subparagraph (f) hereof.

                (c) To convert Series A Preferred Stock into Common Stock, a holder of Series A Preferred Stock shall send to the Secretary of the Company a dated notice (a "Conversion Notice") setting for the number of shares of Series A Preferred Stock to be converted, along with the certificate representing the Series A Preferred Stock to be converted. Upon receipt of a Conversion Notice and the surrendered certificate representing the Series A Preferred Stock to be converted into Common Stock, the Corporation shall cause a certificate representing the Common Stock issued pursuant to such conversion to be delivered to the converting holder, along with a certificate representing any shares of Series A Preferred Stock that were not converted into Common Stock.

                (d) All shares of Series A Preferred Stock that have not been redeemed or converted into Common Stock on or before the fifth anniversary of the original issuance of the Series A Preferred Stock shall automatically, without further action of the Company or any holder of Series A Preferred Stock, automatically be converted into Common Stock based on the Conversion Ratio then in effect. Upon such automatic conversion, the Company shall send a notice to each record holder of Series A Preferred Stock that such shares of Series A Preferred Stock have been converted into Common Stock, along with appropriate instructions for the surrender of certificates representing Series A Preferred Stock in exchange for certificates representing the Common Stock into which such Series A Preferred Stock has been converted. Upon automatic conversion of Series A Preferred Stock pursuant to this paragraph, the shares of Series A Preferred Stock shall no longer be considered outstanding, and the certificates representing such Series A Preferred Stock shall be void for all purposes except for the purpose of surrender to the Company in exchange for the certificates representing the Common Stock into which such Series A Preferred Stock was converted.

                (e) Market Price means (i) the closing sale price on the date of a Conversion Notice of a share of Common Stock as reported on the principal securities exchange on which the shares of Common Stock are then listed or admitted to trading or (ii) if not so listed, the average of the closing bid and ask prices for a share of Common Stock on that date as quoted on the Nasdaq National Market System or Nasdaq Small-Cap Market or (iii) if not quoted on Nasdaq, the average of closing bid and ask prices for a share of Common Stock as quoted by the National Quotations Bureau's pink sheets or the National Association of Securities Dealer's OTC Bulletin Board System. If the price of a share of Common Stock shall not be so quoted, "Market Price" shall mean the fair market value of a share of Common Stock as the holders of the Series A Preferred Stock of the Corporation shall mutually agree or, in the absence of such an agreement, as determined by an investment banking firm, with expertise in the Corporation's area of business, selected by the holders of the Series A Preferred Stock and approved by the Corporation, such approval not to be unreasonably withheld.

                (f) The Conversion Ratio shall be subject to the following adjustments:


                        (i) While any shares of Series A Preferred Stock are outstanding, in case the Corporation shall subdivide the outstanding shares of Common Stock into a greater number of shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares of Common Stock, the Conversion Ratio in effect immediately before such subdivision or combination, as the case may be, shall be proportionately increased or decreased (adjusted to the nearest, or if there shall be no nearest, then to the next lower, thousandth of a share of Common Stock), as the case may require, such increase or decrease, as the case may be, to become effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                        (ii) No adjustment of the Conversion Ratio shall be made by reason of the issuance of shares of Common Stock in exchange for cash, property, or services.

                        (iii) In case of any reclassification or change of outstanding shares of Common Stock, or in case of any consolidation or merger of the Corporation with or into another corporation, or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, each holder of shares of the Series A Preferred Stock then outstanding shall have the right thereafter, so long as his conversion right hereunder shall exist, to convert such shares into the kind and number or amount of shares of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance, by a holder of the number of shares of Common Stock of the Corporation into which such shares of the Series A Preferred Stock might have been converted immediately before such reclassification, change, consolidation, merger, sale, or conveyance, and shall have no other conversion rights under these provisions; provided, that effective provision shall be made, in the articles or certificate of incorporation of the resulting or surviving corporation or otherwise, so that the provisions set forth herein for the protection of the conversion rights of the Series A Preferred Stock shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of the Series A Preferred Stock remaining outstanding or other convertible preferred stock received by the holders in place thereof; and provided, further, that any such resulting or surviving corporation shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such shares, securities or property as the holders of the Series A Preferred Stock remaining outstanding, or other convertible preferred stock received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provisions for the protection of the conversion right as above provided. The subdivision or combination of shares of Common Stock at any time outstanding into a greater or lesser number of shares of Common Stock (whether with or without par value) shall not be deemed to be a reclassification of the shares of Common Stock of the Corporation for the purposes of this subparagraph (c).

                (g) No fraction of a share of Common Stock shall be issued upon any conversion, but, in lieu thereof, there shall be paid, to the holder of shares of Series A Preferred Stock surrendered for conversion as soon as practicable after the date such shares of Series A

        Preferred Stock are surrendered for conversion, an amount in cash equal to the same fraction of the market value of a full share of Common Stock as shall be determined, in good faith by the board of directors of the Corporation.

        5. Dissolution. In the event of the dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, the assets of the Corporation shall be distributed among the holders of its capital stock in accordance with the following schedule of priorities and preferences:

                (a) There shall be paid to the holders of the Series A Preferred Stock an amount equal to that which would have been payable pursuant to Section 2(a) if the Series A Preferred Stock had been redeemed on the date of such payment before any distribution of assets or payment shall be made to the holders of any other class of capital stock of the Corporation. If the assets of the Corporation available for distribution to the holders of Series A Preferred Stock shall be insufficient to permit payment to the holders of the Series A Preferred Stock of the full amount or amounts aforesaid, then the entire assets of the Corporation shall be distributed ratably among the holders of the Series A Preferred Stock then outstanding according to the number of shares held by each.

                (b) After the amounts provided by subparagraph (a) above have been paid or distributed, any assets remaining shall be paid to or distributed among the holders of Common Stock pro rata on a per-share basis.

                (c) Neither the consolidation, nor merger of the Corporation into or with another corporation or corporations, nor the merger or consolidation of another corporation or corporations with or into the Corporation, nor a reorganization of the Corporation, nor the purchase or redemption of all or part of the outstanding shares of any class or classes of the stock of the Corporation, nor a sale or transfer of the property and business of the Corporation as, or substantially as, an entity, shall be deemed a liquidation, dissolution, or winding up of the affairs of the Corporation, within the meaning of any of the provisions of this Section 5.

        6.      Voting Rights.

                (a) Generally. Except as otherwise required by law or expressly provided for herein, the holders of Series A Preferred Stock shall have no voting rights.

                        (i) Defaults on Series A Preferred Stock. If and when the Corporation shall be in default in the payment of dividends on the Series A Preferred Stock, and such default continues for a period of two fiscal quarters, then the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single class, shall become entitled to elect two directors of the Corporation, such additional directors to serve in addition to the directors then in office. Such right to elect additional directors may be exercised (A) by action taken by the written consent of the holders of a majority of the shares of Series A Preferred Stock then outstanding, (B) at any annual meeting of stockholders or (C) within the limitations hereinafter provided, at a special meeting of stockholders held for such purpose. If such default shall occur more than two fiscal quarters preceding the date of the next annual meeting of stockholders as fixed by the Bylaws of the Corporation, then a special meeting of the holders of the Series A Preferred Stock may, and upon the written request of the holders of not less than one-fourth of the number of shares of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, shall, be called by the Secretary of the Corporation, such meeting to be held within 60 days after such call and within 60 days after the delivery to the Secretary of such request. Such additional directors, whether elected by written consent or at an annual or a special meeting, shall serve until the next annual meeting and until their successors shall be duly elected and qualified, unless their term shall sooner terminate pursuant to the provisions of this subparagraph. At any meeting for the purpose of electing such additional directors, the holders of a majority of the shares of Series A Preferred Stock then outstanding shall constitute a quorum, and any such meeting shall be valid notwithstanding that a quorum of the outstanding shares of any other class or classes shall be present, the number of directors constituting the whole board of directors shall be deemed to be increased by a number sufficient to carry out the provisions of this subparagraph. If a vacancy shall occur in the board of directors by reason of the death, resignation, or inability to act of any such additional director, such vacancy shall be filled only by vote of the holders of the outstanding shares of Series A Preferred Stock, voting separately as a single class, acting by written consent or at any annual meeting or at a special meeting of the holders of shares of the Series A Preferred Stock requested, called and held in the same manner as the special meeting hereinabove referred to. Whenever a default in the Corporation's obligations to pay dividends on the Series A Preferred Stock has been cured by the Corporation, then the right of the holders of the Series A Preferred Stock to elect directors shall thereupon cease, and, if any such additional directors were elected by the holders of shares of Series A Preferred Stock, voting separately as a class, the term of such directors shall then terminate, and the number of directors constituting the whole board of directors shall be reduced by the number of such terminated directors. The above provisions for the vesting of such voting rights in the holders of Series A Preferred Stock shall apply, however, in case of any subsequent default under this subparagraph.

        7. Exclusion of Other Rights. Except as otherwise required by law, the shares of Series A Preferred Stock shall not have any preferences or relative participating, optional or other special rights except as specifically set forth herein. No shares of any class of the corporation's capital stock shall have more preemptive or subscription rights.

        In Witness Whereof, this Certificate of Designation has been signed by Charles D. Crochet and Curtis W. Crane, the President and the Secretary, respectively, of the Corporation, as of the 10th day of April, 1997.



                                     3CI COMPLETE COMPLIANCE CORPORATION



                                     By:    /s/ Charles D. Crochet
                                            -------------------------------
                                            Charles D. Crochet, President


ATTEST:



/s/ Curtis W. Crane
-------------------------------
Curtis W. Crane, Secretary